Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and American Stock Exchanges

NEWS

Vista Gold Announces Determination of Fair Market Value of Shares of Allied Nevada Gold Corp.

Denver, Colorado May 24, 2007 — Vista Gold Corp. (TSX & AMEX: VGZ) (“Vista”) announced today that its board of directors determined that the fair market value of each share of Allied Nevada Gold Corp. (“Allied Nevada”) on May 10, 2007, the effective date of the previously announced plan of arrangement involving Vista, Allied Nevada and Carl and Janet Pescio (the “Arrangement”), was U.S.$4.6265.  Although, this determination will not be binding on the U.S. Internal Revenue Service or the Canada Revenue Agency, it was necessary to, among other things, determine whether a deemed dividend arose for Canadian tax purposes in respect of the Arrangement.  In light of this determination, Vista has concluded that no deemed dividend arose for Canadian tax purposes in respect of the Arrangement.  Consequently, the shares of Allied Nevada withheld from certain shareholders of Vista at the closing of the Arrangement to satisfy potential withholding tax obligations if a deemed dividend for Canadian tax purposes arose, will be distributed to shareholders from whom they were withheld as soon as practicable.

As previously indicated in the management information and proxy circular of Vista dated October 11, 2006 (the “Circular”), Vista agreed to provide this information to its shareholders after the effective date of the Arrangement.  For more information on this and other tax implications of the Arrangement, securityholders should review the Circular and consult with their own tax advisors.

About Vista Gold Corp.

Since 2001, Vista has acquired a number of discovered gold projects with the expectation that higher gold prices would significantly increase their value. As gold prices have risen, Vista has completed various preliminary evaluations that have confirmed that some of the projects would be potentially viable operations at today’s gold prices.  Currently, Vista is undertaking technical programs to bring the most advanced projects to the point where decisions can be made to put these projects into production, either by Vista, or through sale or joint venture to other mining companies.  Vista’s holdings include the Paredones Amarillos and Guadalupe de los Reyes Projects in Mexico, Mt Todd Project in Australia, Yellow Pine Project in Idaho, Awak Mas Project in Indonesia, Long Valley Project in California, and the Amayapampa Project in Bolivia.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as future business strategy, competitive strengths, goals, expansion and growth of Vista’s business, operations, plans and other such matters are forward-looking statements. When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista, including anticipated consequences of the transaction described herein, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other documents filed with the U.S. Securities and Exchange Commission. Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Vista assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information on Vista, please contact Gregory G. Marlier at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.